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Exhibit 5.2

January 10, 2005

To:	United States Securities and Exchange Commission
Re:	Harvest Operations Corp, Harvest Energy Trust and subsidiaries ("Harvest") — Registration Statement on Form F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our independent reserve report evaluating a portion of the petroleum and natural gas reserves relating to the Storm Energy Ltd. assets at July 1, 2004, in the registration statement on Form F-10 of Harvest.

Sincerely,

Paddock Lindstrom & Associates Ltd.

/s/ D. L. PADDOCK
D. L. Paddock, P. Eng Vice President

Calgary, Alberta

2000, 801 - 6 AVE SW CALGARY AB T2P 3W2	WWW.PADLIN.COM	MAIN (403) 262-2499 FAX (403) 233-0062

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  Exhibit 5.2